Exhibit 16.1

235 Peachtree Street, NE Suite 1800 Atlanta, GA 30303	404 588 4200 wipfli.com

March 12, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements of TC Bancshares, Inc. included under the section entitled “Experts” in the Registration Statement on Form S-1 filed on March 12, 2021, and we agree with such statements concerning our firm.

/s/ Wipfli LLP